UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement

As previously reported, on November 26, 2019, Viveve Medical, Inc. (the “Company”) consummated a registered public offering of (i) 978,202 Class A Units, each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one warrant that expires on the first anniversary of the date of issuance to purchase one share of Common Stock (the “Series A Warrants”), and one warrant that expires on the fifth anniversary of the date of issuance to purchase one share of Common Stock (the “Series B Warrants”), and (ii) 5,473,410 Class B Units, each consisting of one share of the Company’s Series A Preferred Stock, par value $0.0001 per share, one Series A Warrant, and one Series B Warrant.

On April 15, 2020, the Company reduced the exercise price of the outstanding Series A Warrants and Series B Warrants from $1.55 per share to $0.61 per share by notifying its transfer agent VStock Transfer, LLC (“VStock”) pursuant to the terms of the Warrant Agency Agreement, dated as of November 25, 2019, by and between the Company and VStock.

The issuance of the Series A Warrants and Series B Warrants to the public and the issuance of the Common Stock upon exercise thereof have been registered on the Registration Statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to this reduction of the exercise price for the outstanding Series A Warrants and Series B Warrants was filed with the SEC.

On April 16, 2020, the Company entered into letter agreements (“Inducement Letters”) with certain institutional and accredited holders of Series A Warrants and Series B Warrants pursuant to which such holders agreed to exercise Series A Warrants to purchase 4,820,584 shares of Common Stock and Series B Warrants to purchase 242,790  shares of Common Stock for aggregate exercise proceeds to the Company of approximately $3 million.

The Company also agreed to issue new Series A-2 warrants to purchase up to 4,820,584 shares of Common Stock  as an inducement for the exercise of Series A Warrants (the “Series A-2 Warrants”), and new Series B-2 warrants to purchase up to 242,790 shares of Common Stock as an inducement for the exercise of Series B Warrants (the “Series B-2 Warrants”), in each case at an exercise price of $0.6371 per share and for a term of five (5) years. The Company also agreed to file a registration statement covering the resale of the shares of Common Stock issued or issuable upon the exercise of the Series A-2 Warrants and Series B-2 Warrants (the “Warrant Shares”). The Series A-2 Warrants, Series B-2 Warrants, and Warrant Shares were offered in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The forms of Series A-2/B-2 Warrants and Inducement Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Series A-2 Warrants, Series B-2 Warrants, and Inducement Letters are qualified in their entirety by reference to such exhibits.

Item 3.02    Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 3.03      Material Modification to Rights of Security Holders

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 8.01      Other Events

On April 17, 2020, the Company issued press releases entitled “Viveve Announces Exercise of Warrants for $3 Million Gross Proceeds” and “Viveve Announces Update to Corporate Strategy.” A copy of each press release is filed as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and is incorporated herein for reference.

Item 9.01           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
4.1	Form of Series A-2/B-2 Common Stock Purchase Warrant
10.1	Form of Inducement Letter
99.1	Notice of Reduction in Exercise Price of the Series A Warrants and Series B Warrants.
99.2	Press release issued on April 17, 2020
99.3	Press release issued on April 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: April 17, 2020	By:	/s/ Scott Durbin
	Name:	Scott Durbin
	Title:	Chief Executive Officer